Exhibit 99.1

EnergySolutions Announces New Chief Executive Officer

SALT LAKE CITY, UT, Feb 19, 2010 (MARKETWIRE via COMTEX) — EnergySolutions, Inc. (NYSE: ES), a leading provider of services to the global nuclear industry, announced today that its Board of Directors has accepted the resignation of Steve Creamer as CEO of the Company and has appointed Val John Christensen as its Chief Executive Officer and President, effective immediately. Mr. Christensen was also elected to serve on the Board of Directors of the Company.

Mr. Christensen has been serving as President of the Company since December 2008 and previously served as the Company’s Executive Vice President and General Counsel.

Mr. Creamer also resigned as Chair of the Board and Steven Rogel, one of the Company’s independent directors, and formerly Chairman of the Board of Directors and CEO of Weyerhaeuser Company, has assumed the role of Chair of the Company’s Board of Directors.

“Steve Creamer had the unique vision and energy to create a strong public company based in Utah that plays a critical role in America’s nuclear industry,” said Val Christensen, CEO, EnergySolutions. “Steve will continue to be an important sounding board and a strong supporter of the Company.”

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

Statements in this news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.

For additional information, please contact:

Mark Walker

Email Contact

(801) 231-9194